Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed certificates referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed certificates, and the mortgage loans backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase certificates that have characteristics that may change, and you are advised that all or a portion of the certificates may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell certificates to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Option One Mortgage Loan Trust 2007-HL1

Asset Backed Certificates, Series 2007-HL1

$405,765,000 Certificates (approximate)

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator

XL Capital Assurance Inc.
Certificate Insurer

Radian Guaranty Inc.
Pool Insurer

April 12, 2007

Banc of America Securities LLC	RBS Greenwich Capital
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

DISCLAIMER

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and potential purchasers until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchasers and the potential purchaser and the Underwriter enter into a contract after the deliver of such preliminary prospectus supplement. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

 Option One Mortgage Loan Trust 2007-HL1, Asset Backed Certificates, Series 2007-HL1

Certificates
Class	Expected Approximate Size(A)	Interest Type	Principal Type	Expected WAL (yrs) Call/ Mat(C)	Expected Principal Window (mos) Call/Mat(C)	Expected Last Distribution Date Call/Mat(C)	Expected Credit Enhancement(D)	Expected Ratings
								S&P	Moody’s
I-A-1(B)	310,221,000	Flt	PT	Not Offered Hereby				AAA	Aaa
II-A-1	197,395,000	Flt	Sen Seq	0.90 / 0.90	1 to 20/1 to 20	Dec-08 / Dec-08	14.00%	AAA	Aaa
II-A-2	107,141,000	Flt	Sen Seq	2.00 / 2.00	20 to 30/20 to 30	Oct-09 / Oct-09	14.00%	AAA	Aaa
II-A-3	42,324,000	Flt	Sen Seq	3.00 / 3.00	30 to 50/30 to 50	Jun-11 / Jun-11	14.00%	AAA	Aaa
II-A-4	58,905,000	Flt	Sen Seq	5.21 / 6.31	50 to 67/50 to 147	Nov-12 / Jul-19	14.00%	AAA	Aaa

(A)  The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.
(B)  The Class I-A-1 Certificates will be offered pursuant to the prospectus supplement, but will be excluded from this term sheet.
(C) Calculated based on the Pricing Speed.
(D) The initial OC is equal to 11.50%, building to a target OC of 14.00%.

Structure:
(1)  The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).
(2)  The margins on the Class A Certificates will double after the Optional Termination Date.
(3)  Each class of Certificates will be subject to a Net WAC Rate as described herein.

Pricing Speed
Adjustable-rate Mortgage Loans
100% ARM PPC
100% ARM PPC assumes that prepayments start at 2.00% in month 1, increase by approximately 2.545% each month to 30.00% CPR in month 12, remain constant at 30.00% CPR through month 23, increase to 60.00% CPR in month 24, remain constant at 60.00% CPR until month 27, decrease to 35.00% CPR in month 28 and remain constant at 35.00% CPR thereafter

Summary of Important Dates
Deal Information		Collateral Information
Expected Pricing	April-[13]-2007	Cut-off Date	April-01-2007
Expected Settlement	April-[26]-2007	Next Payment Date	May-01-2007
First Distribution	May-25-2007
Expected Stepdown	May-25-2010

Certificate Information
Class	Dated Date	Initial Accrual Days	Accrual Method	Delay Days	Modeled Last Scheduled Distribution Date (A)	Rated Maturity Date
II-A-1	Apr-26-2007	0	Act/360	0	7/25/2031	March-2037
II-A-2	Apr-26-2007	0	Act/360	0	12/25/2035	March-2037
II-A-3	Apr-26-2007	0	Act/360	0	1/25/2037	March-2037
II-A-4	Apr-26-2007	0	Act/360	0	1/25/2037	March-2037
(A)  The Modeled Last Scheduled Distribution Date is calculated assuming no prepayments and run to maturity.

Contacts
Banc of America Securities LLC
Mortgage Trading/Syndicate	Tel: (212) 847-5095
Pat Beranek	patrick.beranek@bankofamerica.com
Charlene Balfour	charlene.c.balfour@bankofamerica.com
Jordan Chirico	jordan.chirico@bankofamerica.com
Global Structured Finance		Fax: (704) 388-9668
Kirk Meyers	(704) 388-3148	kirk.b.meyers@bankofamerica.com
Michael Tri	(704) 388-8786	michael.l.tri@bankofamerica.com
Scott Shultz	(704) 387-6040	scott.m.shultz@bankofamerica.com
Nkereuwem Umoefik	(704) 388-3681	nkereuwem.umoefik@bankofamerica.com
Michael Hennessy	(704) 683-4654	michael.hennessy@bankofamerica.com
Michael Nichols	(704) 683-5167	michael.p.nichols@bankofamerica.com

Rating Agencies
Brian Burchfield - Moody’s	(212) 553-4630	brian.burchfield@moodys.com
George Kimmel - S&P	(212) 438-1575	george_kimmel@standardandpoors.com

SUMMARY OF TERMS
Title of Securities:	Option One Mortgage Loan Trust 2007-HL1 (the “Trust”), Asset Backed Certificates, Series 2007-HL1.

Offered Certificates:	The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (together and with the Class I-A-1 Certificates, the “Class A Certificates”).

Non-Offered Certificates:	The Class I-A-1 Certificates, Class C Certificates, Class P Certificates and Residual Certificates (together with the Offered Certificates, the “Certificates”).

Group I Certificates:	The Class I-A-1 Certificates.

Group II Certificates:	The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

Residual Certificates:	The Class R and Class R-X Certificates.

Offering Type:	The Class A Certificates will be offered publicly pursuant to a Prospectus Supplement.

Originator, Sponsor and Servicer:	Option One Mortgage Corporation.

Master Servicer, Trust Administrator and Custodian:	Wells Fargo Bank, N.A.

Trustee:	HSBC

Depositor:	Option One Mortgage Acceptance Corporation.

Co-Lead Managers:	Banc of America Securities LLC and RBS Greenwich Capital.

Co-Managers:	Deutsche Bank, JP Morgan Securities Inc., Lehman Brothers, H&R Block Financial Advisors Inc.

Swap Provider:	[TBD]

Swap Administrator:	Wells Fargo Bank, N.A.

Certificate Insurer:
XL Capital Assurance Inc. The Certificate Insurer will issue a certificate guaranty insurance policy (the “Guaranty Policy”) for the benefit of the holders of the Class A Certificates. The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Guaranty Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Trust on behalf of the holders of the Class A Certificates.

Pool Insurer:
Radian Guaranty Inc. The Pool Insurer will issue a mortgage pool insurance policy (the “Pool Policy”). The Pool Policy will provide coverage for credit losses on covered loans, once cumulative losses on the covered loans reach 18.25% of the aggregate principal balance of the covered loans as of the Cut-off Date up to a limit of 27.00% of the aggregate principal balance of the covered loans as of the Cut-off Date.

Credit Risk Manager:	OfficeTiger

Credit Risk Manager Fee:	0.015%

Certificate Insurer Premium:	0.20%

Closing Date:	On or about April [26], 2007.

SUMMARY OF TERMS (Continued)
Tax Status:	The Trust will be classified as one or more REMICs for federal income tax purposes.

ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	It is expected that the Offered Certificates will constitute “mortgage related securities” for purposes of SMMEA.

Distribution Dates:	The 25th of each month, or if such day is not a business day, the next succeeding business day, beginning in May 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settle flat).

Day Count:	Actual/360.

Payment Delay:	0 days.

SUMMARY OF TERMS (Continued)
Stepped Servicing Fees:
Approximately 0.30% per annum on the aggregate principal balance of the Mortgage Loans for months 1 through 10 from the month of the Closing Date, approximately 0.40% per annum on the aggregate principal balance of the Mortgage Loans for months 11 through 30 from the month of the Closing Date and approximately 0.65% per annum on the aggregate principal balance of the Mortgage Loans for months 31 and thereafter from the month of the Closing Date.

Administration Fees:	Approximately 0.0100% per annum on the aggregate principal balance of the Mortgage Loans.

Cut-off Date:	For each Mortgage Loan, the later of (i) the origination date of each Mortgage Loan or (ii) the close of business April 1, 2007.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $809,023,985, of which: (i) approximately $350,532,983 consisted of a pool of conforming balance adjustable-rate mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $458,491,003 consisted of a pool of conforming and non-conforming balance adjustable-rate mortgage Loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). See the attached collateral descriptions for additional information on the Mortgage Loans as of the Cut-off Date.

Optional Termination Date:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Servicer fails to exercise its right to such termination, the Certificate Insurer, will have the ability to exercise the termination.

Monthly Servicer Advances:
The Servicer will be obligated to advance funds in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due, but not paid, during the related period on the Mortgage Loans. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

CREDIT ENHANCEMENT
Credit Enhancement:
Credit enhancement for the structure is provided by Excess Cashflow, overcollateralization, the Pool Policy and the Guaranty Policy. In addition, the certificates will also have the benefit of a Swap Agreement.

Insured Amounts:	Insured Amounts means, with respect to any class of Class A Certificates and any Distribution Date, the current interest and ultimate principal for such class and Distribution Date.

Overcollateralization Target Amount:
Prior to the Stepdown Date, 14.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date, if a Trigger Event is not in effect, the greater of (x) 28.00% of the aggregate current principal balance of the Mortgage Loans and (y) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount from the previous period.

Overcollateralization Amount:
The Overcollateralization Amount is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates (other than the Class C Certificates). On the Closing Date, the Overcollateralization Amount is expected to equal 11.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is less than, or thereafter is reduced below, the Overcollateralization Target Amount, Excess Cashflow will be directed to restore the Overcollateralization Amount to the Overcollateralization Target Amount.

Overcollateralization Release Amount:
The Overcollateralization Release Amount means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

CREDIT ENHANCEMENT (Continued)
Overcollateralization Deficiency Amount:
The Overcollateralization Deficiency Amount is the excess, if any, of (a) the Overcollateralization Target Amount for such Distribution Date over (b) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the certificate principal balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Realized Losses allocated to any class of Certificates on such Distribution Date.

Available Funds:
Available Funds will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Trustee, Trust Administrator, the Master Servicer or the Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Swap Account other than any Swap Termination Payment due to a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Servicer by the determination date, after deduction of the Administration Fee and Credit Risk Manager Fee for such Distribution Date, the Servicing Fee for such Distribution Date, any accrued and unpaid Servicing Fees, Administration Fees and Credit Risk Manager Fees in respect of any prior Distribution Dates, (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds (including any payments made under the Pool Policy), net liquidation proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the Servicer in connection with Advances and prepayment interest shortfalls for such Distribution Date.

Excess Cashflow:
For the Certificates and each Distribution Date is equal to the sum of (x) any Overcollateralization Release Amount and (y) the excess, if any, of the Available Funds over the sum of (i) the current and unpaid interest paid on the Class A Certificates and the current interest paid on the Mezzanine Certificates and (ii) the Principal Remittance Amount.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in May 2010 and (b) the first Distribution Date on which the Credit Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to 28.00%. The Credit Enhancement Percentage is obtained by dividing (x) the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans.

CREDIT ENHANCEMENT (Continued)
Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date (i) if the 60+ day delinquency percentage (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is greater than [25.00%] for the prior distribution date or (ii) if the Cumulative Realized Loss Percentage exceeds the values defined below:

	Distribution Dates	Cumulative Realized Loss Percentage
	May 2010 - April 2011	[3.95%] for May 2010, plus 1/12 of [4.85%] thereafter
	May 2011 - April 2012	[8.80%] for May 2011, plus 1/12 of [2.70%] thereafter
	May 2012 - April 2013	[11.50%] for May 2012, plus 1/12 of [1.50%] thereafter
	May 2013 and thereafter	[13.00%]

PASS-THROUGH RATES
Pass-Through Rate:
The Pass-Through Rate for each class of the Offered Certificates for any Distribution Date will be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate is the lesser of:
(i) the sum of (a) one-month LIBOR as determined for the related period and (b) the certificate margin for the applicable class, and
(ii) the Maximum Cap Rate for such Distribution Date.
On each Distribution Date after the Optional Termination Date, the certificate margins for the Class A Certificates will be 2 times their initial margins.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the mortgage rate less the sum of (i) the Servicing Fee Rate, (ii) the Administration Fee Rate and (iii) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum mortgage rate less the sum of (i) the Servicing Fee Rate, (ii) the Administration Fee Rate and (iii) the Credit Risk Manager Fee Rate.

Net WAC Rate:
The Net WAC Rate for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the (x) weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related Due Period, adjusted to reflect unscheduled principal payments made during the Prepayment Period that includes such first day) minus (y) the sum of (i) an amount, expressed as a percentage, equal to the Net Swap Payment payable by the Trust divided by the aggregate certificate principal balance of the Class A Certificates multiplied by 12, (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment (other than any Swap Termination Payment due to a Swap Provider Trigger Event), if any, payable by the Trust divided by the aggregate certificate principal balance of the Class A Certificates multiplied by 12 and (iii) the Certificate Insurer Premium multiplied by the percentage equivalent to a fraction, the numerator of which is the aggregate certificate principal balance of the Class A Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, adjusted to reflect unscheduled principal payments made during the Prepayment Period that includes such first day..

Maximum Cap Rate:
The Maximum Cap Rate for each class of Certificates and any Distribution Date is calculated in the same manner as the Net WAC Rate but based on the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans rather than the Adjusted Net Mortgage Rates, plus an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is the Net Swap Payment received by the Trust and the denominator of which is the aggregate principal balance of the Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Accrual Period).

PASS-THROUGH RATES (Continued)
Net WAC Rate Carryover Amount:
For any Distribution Date the “Net WAC Rate Carryover Amount” for any class of Certificates is the sum of (1) the excess, if any, of the amount of interest that would have accrued on such class had the Net WAC Rate not applied over the amount of interest actually accrued on such class based on the Net WAC Rate, (2) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, and (3) accrued interest at the related Formula Rate on the amount described in clause (2) for the most recently ended Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available for that purpose.

PASS-THROUGH RATES (Continued)
Swap Agreement:
On the Closing Date, the Trust Administrator, will enter into a swap agreement (the “Swap Agreement”) with the Swap Provider with an initial notional amount of approximately $705,872,042. Under the Swap Agreement, on or before each Distribution Date beginning with the Distribution Date in June 2007 and ending with the Distribution Date in November 2012, the Trustee will be obligated to pay to the Swap Provider an amount equal to the product of (x) a fixed rate equal to [5.10]% per annum (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provicder will be obligated to pay the Trustee a floating amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

The “Swap Notional Amount” for each Distribution Date will be an amount equal to the lesser of (x) the product of (i) the aggregate certificate principal balance of the outstanding Class A Certificates immediately prior to such Distribution Date and (ii) 1/250 and (y) the calculation amount for such Distribution Date as set forth in the “Swap Notional Schedule” herein (such lesser amount, the “Swap Notional Amount”).

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Swap Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificate holders.

INTEREST DISTRIBUTIONS
I.  On each Distribution Date, the Group I Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)  to the Certificate Insurer, the allocable portion of the monthly premium for the Guaranty Policy for such Distribution Date;
(ii)  to the holders of the Class I-A-1 Certificates, current interest for such Distribution Date;
(iii)  to the holders of the Class I-A-1 Certificates, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date;
(iv)  to the Certificate Insurer, any reimbursement amount;
(v)  concurrently, to the holders of the Group II Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to II(ii) and (iii) below; and
(vi)  to the Certificate Insurer, any unpaid premium and reimbursement amounts for the Guaranty Policy.
II.  On each Distribution Date, the Group II Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)  to the Certificate Insurer, the allocable portion of the monthly premium for the Guaranty Policy for such Distribution Date;
(ii)  concurrently, to the holders of the Group II Certificates, pro rata, based on their respective entitlements, current interest for such Distribution Date;
(iii)  concurrently, to the holders of the Group II Certificates, pro rata, based on their respective entitlements, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date;
(iv)  to the Certificate Insurer, any reimbursement amount;
(v)  to the holders of the Class I-A-1 Certificates the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to I(ii) and (iii) above; and
(vi)  to the Certificate Insurer, any unpaid premium and reimbursement amounts for the Guaranty Policy.
III. On each Distribution Date, following the distributions made pursuant to clauses I and II above, the Interest Remittance Amount remaining undistributed for such Distribution Date, as described under “Excess Cashflow Distribution”.

PRINCIPAL DISTRIBUTIONS
I.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)  to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Class I-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero;
(iii)  to the Group II Certificates (allocated as described below), until the certificate principal balances thereof have been reduced to zero, after the distributions pursuant to II(ii) and III(ii) below; and
(iv)  to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.
II.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)  to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Group II Certificates (allocated as described below), until the certificate principal balance of each such class has been reduced to zero;
(iii)  to the Class I-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero, after the distributions pursuant to I(ii) above; and
(iv)  to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy;

PRINCIPAL DISTRIBUTIONS (Continued)
III.  On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount will be distributed in the following order of priority:
(i)  to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;
(iii)  to the Group II Certificates (allocated as described below), the Group II Senior Principal Distribution Amount remaining undistributed, until the certificate principal balances thereof have been reduced to zero; and
(iv)  to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.
IV.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount will be distributed in the following order of priority:
(i)  to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Group II Certificates (allocated as described below), the Group II Senior Principal Distribution Amount until the certificate principal balance of each such class has been reduced to zero;
(iii)  to the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount remaining undistributed, until the certificate principal balance thereof has been reduced to zero; and
(iv)  to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.

With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero.

EXCESS CASHFLOW DISTRIBUTION
On each Distribution Date, any Excess Cashflow shall be paid as follows:
(i)  to restore or maintain the Overcollateralization Amount to the Overcollateralization Target Amount payable in the same manner and priorities as described under Principal Distributions above;
(ii)  an amount equal to any Net WAC Rate Carryover Amount, pro rata, to the classes of Class A Certificates based on their respective Net WAC Carryover Amounts.
(iii)  to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;
(iv)  to the Class C Certificates as provided in the pooling and servicing agreement; and
(v)  any remaining amounts to the Residual Certificates which are not offered hereby.

SWAP PAYMENT DISTRIBUTION
(A)       On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:
(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date; and
(ii) to the Swap Provider, any Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement.

(B)  On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:
(i) to each class of the Class A Certificates, pro rata, based on their respective entitlements, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(ii) to the Class A Certificates, any principal in accordance with the principal payment provisions in an amount necessary to maintain the applicable Overcollateralization Target Amount provided that the amount distributed pursuant to this clause may not exceed the cumulative realized losses on the Mortgage Loans; and
(iii) to each class of the Class A Certificates, pro rata, based on their respective entitlements, an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates.

DEFINITIONS
Extra Principal Distribution Amount:
The Extra Principal Distribution Amount with respect to any Distribution Date is the lesser of (x) the Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Group I Basic Principal Distribution Amount:
The Group I Basic Principal Distribution Amount means with respect to any Distribution Date (A) the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group I Principal Percentage minus (B) the pro rata portion of the amount of the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) due to the Swap Provider and remaining unpaid from the Interest Remittance Amount on such Distribution Date.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group I Principal Distribution Amount:
The Group I Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group I Principal Percentage.

Group I Principal Percentage:
The Group I Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)
Group I Principal Remittance Amount:
The Group I Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans.

Group I Senior Principal Distribution Amount:
Group I Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balance of the Class I-A-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 72.00% and (2) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group I Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)
Group II Basic Principal Distribution Amount:
The Group II Basic Principal Distribution Amount means with respect to any Distribution Date (A) the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group II Principal Percentage minus (B) the pro rata portion of the amount of the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) due to the Swap Provider and remaining unpaid from the Interest Remittance Amount on such Distribution Date.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group II Principal Percentage.

Group II Principal Percentage:
The Group II Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)
Group II Principal Remittance Amount:
The Group II Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans.

Group II Senior Principal Distribution Amount:
Group II Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balances of the Group II Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 72.00% and (2) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group II Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)
Interest Remittance Amount:	The Interest Remittance Amount is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

Principal Remittance Amount:	The Principal Remittance Amount is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

Principal Distribution Amount:	The Principal Distribution Amount is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

Senior Principal Distribution Amount:	The Senior Principal Distribution Amount is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

Realized Loss:
Realized Loss means, with respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such Mortgage Loan.
All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the Excess Cashflow, second, in reduction of the Overcollateralization Amount, and third to each Class of the Class A Certificates. However any such loss allocated to the Class A Certificates will result in a draw on the Guaranty Policy.

Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) current interest for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the most recently ended Interest Accrual Period.

SCRIPTION OF
DESCRIPTION OF COLLATERAL
MORTGAGE LOANS
Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$809,023,985.34	$49,666.45	$1,450,000.00
Number of Loans	3,348
Average Original Loan Balance	$241,891.24	$50,000.00	$1,450,000.00
Average Current Loan Balance	$241,643.96
(1) Weighted Average Combined Original LTV	97.37%	90.00%	100.00%
(1) Weighted Average Gross Coupon	8.883%	5.250%	12.600%
(1) (2) Weighted Average Gross Margin	5.845%	2.950%	10.180%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)	23	15	177
(1) Weighted Average Remaining Term to Maturity (months)	356	176	358
(1) (3) Weighted Average Credit Score	623	500	789
(1) Weighted Average reflected in Total.
(2) Adjustable Rate Mortgage Loans Only (3) 99.99% of the Mortgage Loans have Credit Scores.

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Adjustable	100.00%
	Fixed	0.00%

Interest Only Loans		26.81%
Balloon Loans		33.19%

Lien	First	100.00%
	Second	0.00%

Property Type	Single Family	70.18%
	PUD	19.45%
	Low Rise Condo	5.23%
	2-4 Family	4.65%
	High Rise Condo	0.28%
	Condo	0.21%

Occupancy Status	Owner Occupied	94.42%
	Non-Owner Occupied	4.86%
	Second Home	0.72%

Geographic Distribution	California	28.21%
	Texas	8.78%
	Florida	5.87%
	New York	5.02%
	Georgia	3.31%

Number of States	49
Largest Zip Code Concentration	92392	1.34%
Loans with Prepayment Penalties		80.05%

Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.001% to 5.500%	1	$352,699.77	0.04%	59.02%	5.250%	607	100.00%	360	354	6
5.501% to 6.000%	18	6,772,734.76	0.84	49.73	5.874	684	99.09	360	356	4
6.001% to 6.500%	56	22,694,466.52	2.81	47.54	6.333	662	97.98	360	357	3
6.501% to 7.000%	98	40,058,451.03	4.95	46.49	6.809	648	97.45	360	356	4
7.001% to 7.500%	125	49,474,885.59	6.12	45.24	7.314	651	97.48	360	356	4
7.501% to 8.000%	250	89,326,679.28	11.04	44.39	7.833	642	97.09	360	356	4
8.001% to 8.500%	353	114,053,943.70	14.10	43.55	8.304	638	97.13	360	356	4
8.501% to 9.000%	507	139,241,693.91	17.21	43.60	8.790	623	97.38	360	357	3
9.001% to 9.500%	464	109,299,440.62	13.51	42.13	9.272	616	97.38	360	356	3
9.501% to 10.000%	504	99,183,727.68	12.26	41.19	9.775	611	97.68	360	357	3
10.001% to 10.500%	274	44,753,992.09	5.53	41.80	10.278	599	97.48	360	357	3
10.501% to 11.000%	275	42,907,517.36	5.30	40.97	10.755	589	97.38	360	356	4
11.001% to 11.500%	173	23,402,753.09	2.89	40.62	11.294	575	96.98	360	356	4
11.501% to 12.000%	184	21,222,192.41	2.62	39.73	11.789	564	96.98	359	356	4
12.001% to 12.500%	61	5,650,046.61	0.70	37.97	12.242	572	96.44	360	356	4
12.501% to 13.000%	5	628,760.92	0.08	33.11	12.587	537	95.91	360	356	4
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Combined LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
85.01% to 90.00%	1	$67,439.31	0.01%	17.18%	11.835%	622	90.00%	360	357	3
90.01% to 95.00%	1,776	403,680,661.42	49.90	43.00	8.947	608	94.79	360	356	4
95.01% to 100.00%	1,571	405,275,884.61	50.09	43.25	8.819	638	99.93	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Cut-off Date Principal Balance ($)
	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$25,000.01 to $50,000.00	12	$599,113.72	0.07%	34.67%	11.657%	604	97.60%	345	341	4
$50,000.01 to $75,000.00	129	8,315,178.90	1.03	36.76	11.471	609	96.67	360	357	3
$75,000.01 to $100,000.00	219	19,274,335.79	2.38	38.97	10.710	610	96.94	360	357	3
$100,000.01 to $125,000.00	386	43,681,703.36	5.40	39.12	10.229	595	96.89	359	356	3
$125,000.01 to $150,000.00	389	53,383,189.34	6.60	40.17	9.848	601	97.40	360	357	3
$150,000.01 to $175,000.00	378	61,400,932.81	7.59	40.84	9.598	603	97.20	360	357	3
$175,000.01 to $200,000.00	262	49,227,659.94	6.08	41.69	9.384	604	97.31	360	357	3
$200,000.01 to $225,000.00	209	44,414,531.12	5.49	41.61	9.104	611	96.90	360	357	3
$225,000.01 to $250,000.00	192	45,458,025.60	5.62	43.29	9.032	609	97.13	360	357	3
$250,000.01 to $275,000.00	167	43,699,338.68	5.40	41.96	8.932	616	97.47	360	357	3
$275,000.01 to $300,000.00	135	38,890,674.68	4.81	44.42	8.788	611	97.53	360	357	3
$300,000.01 to $325,000.00	117	36,640,816.00	4.53	44.56	8.413	627	97.14	360	356	4
$325,000.01 to $350,000.00	95	32,119,784.12	3.97	43.86	8.303	633	96.93	360	356	4
$350,000.01 to $375,000.00	95	34,291,659.98	4.24	44.69	8.261	635	97.39	360	356	4
$375,000.01 to $400,000.00	82	31,890,387.84	3.94	45.86	8.214	633	97.66	360	357	3
$400,000.01 to $425,000.00	57	23,510,820.58	2.91	43.76	8.227	640	98.39	360	357	3
$425,000.01 to $450,000.00	53	23,177,206.71	2.86	46.74	8.152	628	97.66	360	356	4
$450,000.01 to $475,000.00	62	28,752,050.57	3.55	44.71	8.216	632	96.97	360	356	4
$475,000.01 to $500,000.00	44	21,527,801.12	2.66	45.41	8.305	643	96.84	360	357	3
$500,000.01 to $525,000.00	47	24,128,023.30	2.98	44.21	8.339	639	97.05	360	356	4
$525,000.01 to $550,000.00	21	11,329,511.90	1.40	43.47	8.222	648	97.83	360	356	4
$550,000.01 to $575,000.00	25	14,076,677.13	1.74	46.31	7.939	648	97.85	360	357	3
$575,000.01 to $600,000.00	26	15,317,752.18	1.89	43.31	8.402	647	97.68	360	356	4
$600,000.01 to $625,000.00	26	15,941,781.16	1.97	45.35	8.035	647	97.24	360	356	4
$625,000.01 to $650,000.00	24	15,344,003.54	1.90	45.90	8.291	656	98.39	360	356	4
$650,000.01 to $675,000.00	21	13,961,123.59	1.73	45.78	8.007	638	98.48	360	356	4
$675,000.01 to $700,000.00	16	11,016,276.52	1.36	46.91	8.104	655	97.89	360	356	4
$700,000.01 to $725,000.00	12	8,541,322.66	1.06	40.61	8.513	646	98.35	360	357	3
$725,000.01 to $750,000.00	12	8,862,469.16	1.10	50.66	7.780	629	97.81	360	357	3
$750,000.01 to $775,000.00	4	3,063,266.82	0.38	46.41	7.939	652	97.53	360	357	3
$775,000.01 to $800,000.00	10	7,876,316.13	0.97	50.20	8.534	652	97.42	360	355	5
$800,000.01 or greater	21	19,310,250.39	2.39	42.30	8.554	677	98.04	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
180	3	$276,147.23	0.03%	33.53%	10.467%	589	95.90%	180	177	3
360	3,345	808,747,838.11	99.97	43.13	8.883	623	97.37	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
176 to 180	3	$276,147.23	0.03%	33.53%	10.467%	589	95.90%	180	177	3
351 to 355	431	116,225,856.26	14.37	45.41	8.715	613	97.12	360	355	5
356 to 360	2,914	692,521,981.85	85.60	42.74	8.911	625	97.41	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
751 to 800	25	$8,973,170.18	1.11%	43.66%	7.868%	764	98.45%	360	356	4
701 to 750	135	50,657,187.15	6.26	42.68	8.164	719	97.89	360	357	3
651 to 700	516	157,987,820.40	19.53	42.38	8.206	671	98.17	360	357	3
601 to 650	1,343	326,561,179.53	40.36	43.45	8.792	624	97.81	360	356	3
551 to 600	983	201,634,298.03	24.92	43.15	9.335	583	96.58	360	356	3
501 to 550	341	62,363,337.34	7.71	43.52	10.313	527	95.00	360	356	4
451 to 500	4	747,041.72	0.09	40.64	11.123	500	94.31	360	356	4
Not Available	1	99,950.99	0.01	40.84	12.350	0	95.00	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	68	$18,033,282.43	2.23%	43.57%	8.973%	607	96.58%	360	357	3
AA	565	122,675,692.45	15.16	44.84	9.534	580	95.76	360	356	4
AA+	2,691	663,766,172.69	82.05	42.79	8.753	631	97.69	360	356	3
B	19	3,682,702.72	0.46	42.46	9.881	609	96.92	360	357	3
C	5	866,135.05	0.11	47.77	10.625	610	95.00	360	356	4
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	2,473	$567,744,522.83	70.18%	43.30%	8.864%	622	97.28%	360	356	4
PUD	595	157,333,070.05	19.45	42.24	9.029	613	97.70	360	357	3
Low Rise Condo	151	42,343,967.41	5.23	44.24	8.622	640	97.49	360	356	4
2-4 Family	115	37,658,355.42	4.65	43.14	8.837	657	97.20	360	357	3
High Rise Condo	7	2,259,129.04	0.28	37.39	8.870	671	96.23	360	357	3
Condo	7	1,684,940.59	0.21	44.84	9.247	621	98.31	360	356	4
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	3,116	$763,882,402.68	94.42%	43.20%	8.847%	621	97.48%	360	356	4
Non-Owner Occupied	211	39,332,711.55	4.86	41.34	9.612	656	95.41	360	357	3
Second Home	21	5,808,871.11	0.72	44.48	8.774	660	96.18	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	2,816	$614,833,586.36	76.00%	43.68%	9.023%	607	97.21%	360	356	3
Stated Income	511	186,171,548.77	23.01	41.33	8.429	672	97.87	360	357	3
Lite	12	5,280,647.50	0.65	41.68	8.496	650	99.10	360	356	4
No Documentation	9	2,738,202.71	0.34	0.00	9.129	716	95.00	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Purchase	1,902	$416,303,313.25	51.46%	42.13%	9.173%	623	98.33%	360	357	3
C/O Refi	1,209	334,284,767.93	41.32	44.28	8.550	625	96.40	360	356	4
R/T Refi	237	58,435,904.16	7.22	43.62	8.728	614	96.06	360	356	4
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2/28 ARM	1,701	$302,227,276.28	37.36%	40.97%	9.671%	604	96.87%	360	357	3
2/28 ARM Balloon	877	243,241,031.95	30.07	44.69	8.734	622	97.53	360	357	3
2/28 ARM with 5 yr IO	419	163,541,036.99	20.21	44.93	8.029	648	98.09	360	356	4
2/28 ARM with 10 yr IO	63	24,698,904.32	3.05	43.29	7.721	665	98.28	360	356	4
5/25 ARM with 5 yr IO	55	22,216,231.45	2.75	42.59	7.658	660	97.87	360	357	3
5/25 ARM Balloon	56	14,746,528.64	1.82	42.83	8.581	634	97.18	360	357	3
5/25 ARM	59	10,972,459.60	1.36	42.09	9.286	605	96.58	360	356	4
3/27 ARM Balloon	36	10,519,188.77	1.30	41.86	8.722	630	96.38	360	357	3
3/27 ARM	61	10,035,060.42	1.24	42.39	9.489	614	96.19	360	357	3
3/27 ARM with 5 yr IO	9	3,514,487.88	0.43	47.13	7.346	657	96.72	360	357	3
5/25 ARM with 10 yr IO	8	2,936,959.87	0.36	43.47	7.014	678	95.73	360	357	3
2/13 ARM	3	276,147.23	0.03	33.53	10.467	589	95.90	180	177	3
15/15 ARM	1	98,671.94	0.01	33.31	10.150	609	95.00	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	554	$216,907,620.51	26.81%	44.52%	7.931%	651	98.03%	360	356	4
Not Interest Only	2,794	592,116,364.83	73.19	42.61	9.232	613	97.12	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	679	$161,370,025.59	19.95%	42.70%	9.266%	625	97.01%	360	357	3
12	110	39,242,871.15	4.85	43.91	8.810	638	96.97	360	357	3
24	2,351	550,764,739.10	68.08	43.25	8.847	620	97.52	360	356	4
30	3	733,553.79	0.09	42.93	8.882	603	97.20	360	358	2
36	205	56,912,795.71	7.03	42.54	8.200	638	97.13	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	509	$228,215,278.73	28.21%	46.03%	7.833%	649	98.16%	360	356	4
Texas	446	71,014,372.05	8.78	39.61	10.122	576	97.11	360	356	3
Florida	197	47,517,620.27	5.87	42.56	9.359	614	96.48	360	357	3
New York	102	40,597,445.88	5.02	44.28	8.556	649	97.15	360	357	3
Georgia	146	26,783,933.37	3.31	42.64	9.518	613	97.60	360	357	3
Illinois	112	24,489,457.12	3.03	43.00	9.165	607	96.35	360	357	3
Colorado	96	22,455,273.06	2.78	40.18	8.463	630	98.07	360	357	3
Michigan	156	21,990,130.96	2.72	41.36	9.742	605	96.87	360	357	3
New Jersey	65	21,140,780.37	2.61	42.93	9.401	630	96.63	360	357	3
Ohio	137	20,759,360.44	2.57	42.48	9.492	604	97.48	360	357	3
Arizona	74	20,648,688.30	2.55	41.32	8.789	630	97.71	360	357	3
Virginia	78	19,863,072.64	2.46	45.03	9.306	604	96.39	360	357	3
Nevada	62	19,374,126.22	2.39	42.12	8.522	631	97.61	360	357	3
Washington	65	18,949,418.04	2.34	41.81	8.666	626	97.33	360	356	4
North Carolina	112	18,339,445.22	2.27	41.35	9.629	602	96.76	360	356	4
Massachusetts	61	17,718,654.27	2.19	44.76	8.905	625	96.56	360	356	4
Indiana	112	15,127,398.99	1.87	38.90	9.698	611	98.29	360	356	4
Utah	56	12,499,433.38	1.55	41.47	9.052	619	96.77	360	357	3
Pennsylvania	70	11,585,756.23	1.43	42.59	9.787	608	96.87	360	357	3
Missouri	80	11,489,995.24	1.42	41.59	9.704	615	97.34	360	357	3
South Carolina	62	11,141,449.68	1.38	40.00	9.493	606	97.14	360	356	4
Maryland	35	9,251,572.29	1.14	45.06	8.908	600	96.30	360	356	4
Hawaii	18	8,894,433.72	1.10	47.64	8.257	634	98.09	360	357	3
Tennessee	52	8,661,280.19	1.07	42.34	9.535	599	97.67	360	357	3
Connecticut	34	8,134,576.75	1.01	41.97	9.196	625	96.19	360	357	3
Minnesota	33	7,285,271.41	0.90	43.25	9.034	600	96.15	360	357	3
Alabama	49	6,663,482.98	0.82	38.40	9.788	593	96.91	360	357	3
Oregon	19	6,366,931.90	0.79	41.14	8.400	623	96.23	360	357	3
Wisconsin	44	6,258,909.49	0.77	42.33	9.797	622	96.41	360	357	3
Louisiana	34	5,751,121.44	0.71	39.61	9.427	620	97.17	360	357	3
Oklahoma	33	5,390,055.78	0.67	38.66	9.774	598	96.81	360	357	3
Kentucky	38	4,738,348.60	0.59	39.71	9.666	610	97.93	360	357	3
Rhode Island	16	4,385,911.35	0.54	48.27	8.647	629	96.45	360	356	4
Idaho	16	3,317,262.31	0.41	42.35	8.980	623	97.48	360	357	3
Arkansas	20	2,706,873.93	0.33	38.65	10.410	578	96.84	357	353	4
Kansas	17	2,653,458.57	0.33	37.86	9.624	614	96.67	360	357	3
New Hampshire	11	2,549,297.96	0.32	42.22	9.041	637	97.72	360	357	3
Maine	13	2,262,510.01	0.28	41.42	9.182	634	97.07	360	356	4
Mississippi	14	2,220,994.55	0.27	41.00	9.930	609	97.20	351	347	4
Vermont	7	1,536,468.38	0.19	37.68	8.657	645	96.68	360	357	3
Iowa	13	1,513,814.14	0.19	39.89	9.303	614	97.20	360	356	4
Wyoming	9	1,512,744.08	0.19	40.47	9.427	596	96.85	360	357	3
Delaware	6	1,466,360.00	0.18	44.52	9.225	591	95.97	360	357	3
Montana	4	1,138,941.39	0.14	43.91	8.689	659	98.77	360	356	4
South Dakota	6	817,343.73	0.10	38.64	9.627	608	97.72	360	356	4
District of Columbia	2	630,746.62	0.08	47.54	7.813	607	95.00	360	357	3
Alaska	2	487,598.87	0.06	41.51	9.160	607	97.45	360	357	3
North Dakota	3	377,268.29	0.05	48.55	9.486	581	93.90	360	356	4
Nebraska	2	349,316.15	0.04	31.28	9.813	626	94.86	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.501% to 3.000%	3	$319,199.24	0.04%	34.09%	12.365%	609	95.74%	360	357	3
3.501% to 4.000%	1	49,956.42	0.01	35.17	11.975	607	100.00	360	357	3
4.501% to 5.000%	17	2,479,449.32	0.31	43.27	10.236	596	97.01	360	357	3
5.001% to 5.500%	46	10,730,349.77	1.33	42.46	8.566	613	96.31	360	357	3
5.501% to 6.000%	2,899	705,343,010.26	87.18	42.95	8.836	626	97.49	360	356	3
6.001% to 6.500%	321	76,348,068.33	9.44	44.35	9.228	600	96.49	360	356	4
6.501% to 7.000%	46	10,280,598.44	1.27	45.19	9.259	616	97.07	360	356	4
7.001% to 7.500%	9	1,866,834.66	0.23	48.63	9.377	638	95.38	360	356	4
7.501% to 8.000%	4	1,188,692.87	0.15	43.19	9.493	588	96.21	360	356	4
8.001% to 8.500%	1	275,500.00	0.03	52.94	9.800	634	95.00	360	356	4
10.001% to 10.500%	1	142,326.03	0.02	0.00	10.430	607	95.00	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
3.000%	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
10.501% to 11.000%	2	$1,028,694.00	0.13%	48.87%	7.676%	610	96.38%	360	356	4
11.001% to 11.500%	2	502,547.41	0.06	57.70	6.204	605	97.79	360	355	5
11.501% to 12.000%	19	7,020,418.89	0.87	49.80	6.051	677	98.80	360	356	4
12.001% to 12.500%	56	22,481,707.18	2.78	47.54	6.364	662	97.96	360	357	3
12.501% to 13.000%	102	40,563,448.68	5.01	46.54	6.846	647	97.46	360	356	4
13.001% to 13.500%	130	50,300,743.78	6.22	45.37	7.359	651	97.48	360	356	4
13.501% to 14.000%	250	87,260,198.52	10.79	44.21	7.853	642	97.12	360	356	4
14.001% to 14.500%	351	113,122,321.11	13.98	43.48	8.303	638	97.17	360	357	3
14.501% to 15.000%	507	139,517,931.57	17.25	43.63	8.781	623	97.39	360	357	3
15.001% to 15.500%	470	110,435,249.88	13.65	42.16	9.258	617	97.35	360	356	3
15.501% to 16.000%	502	99,576,962.89	12.31	41.23	9.766	611	97.64	360	357	3
16.001% to 16.500%	269	44,299,808.68	5.48	41.68	10.265	597	97.49	360	357	3
16.501% to 17.000%	269	42,316,923.02	5.23	40.90	10.755	589	97.39	360	356	4
17.001% to 17.500%	171	23,227,940.68	2.87	40.61	11.294	574	96.95	360	356	4
17.501% to 18.000%	184	21,222,192.41	2.62	39.73	11.789	564	96.98	359	356	4
18.001% to 18.500%	59	5,518,135.72	0.68	37.81	12.244	571	96.41	360	356	4
18.501% to 19.000%	5	628,760.92	0.08	33.11	12.587	537	95.91	360	356	4
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.501% to 3.000%	3	$319,199.24	0.04%	34.09%	12.365%	609	95.74%	360	357	3
3.501% to 4.000%	1	49,956.42	0.01	35.17	11.975	607	100.00	360	357	3
4.501% to 5.000%	16	2,345,069.85	0.29	45.07	10.100	601	97.13	360	357	3
5.001% to 5.500%	39	9,105,669.32	1.13	41.91	8.600	613	96.32	360	357	3
5.501% to 6.000%	2,385	567,138,351.79	70.10	42.58	8.882	628	97.55	360	357	3
6.001% to 6.500%	232	57,590,492.12	7.12	44.65	8.998	603	96.58	360	357	3
6.501% to 7.000%	60	18,162,933.47	2.25	46.50	7.751	634	98.16	360	356	4
7.001% to 7.500%	35	13,515,048.49	1.67	48.35	7.464	647	97.51	360	355	5
7.501% to 8.000%	65	25,385,568.29	3.14	45.38	7.832	640	97.06	360	355	5
8.001% to 8.500%	79	27,681,178.82	3.42	43.81	8.314	636	96.55	360	355	5
8.501% to 9.000%	89	25,559,007.18	3.16	45.56	8.807	612	97.04	360	355	5
9.001% to 9.500%	79	18,663,053.94	2.31	42.70	9.252	603	97.46	360	355	5
9.501% to 10.000%	84	16,547,910.58	2.05	41.12	9.768	601	97.47	360	355	5
10.001% to 10.500%	46	8,483,605.49	1.05	45.57	10.289	577	96.93	360	355	5
10.501% to 11.000%	50	8,173,391.10	1.01	43.92	10.778	565	96.45	360	355	5
11.001% to 11.500%	30	4,707,711.62	0.58	42.40	11.246	545	95.28	360	355	5
11.501% to 12.000%	38	3,987,626.73	0.49	39.80	11.768	548	96.33	360	355	5
12.001% to 12.500%	15	1,407,435.08	0.17	36.52	12.225	540	95.49	360	355	5
12.501% to 13.000%	2	200,775.81	0.02	23.17	12.583	531	95.00	360	354	6
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

Next Rate Adjustment Date - (Adjustable Loans Only)
	Number		Percent				W.A.	W.A.	W.A.
Month	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
of Next Interest	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2008-07	2	$653,732.82	0.08%	52.52%	8.429%	576	93.88%	360	351	9
2008-08	6	1,666,176.59	0.21	47.15	8.833	631	96.67	360	352	8
2008-09	25	5,873,643.83	0.73	49.53	8.844	598	97.19	360	353	7
2008-10	65	16,707,421.12	2.07	45.18	8.915	642	98.00	360	354	6
2008-11	303	82,854,879.30	10.24	44.89	8.685	609	97.05	360	355	5
2008-12	961	220,238,413.41	27.22	42.77	8.993	621	97.39	360	356	4
2009-01	1,239	296,665,666.91	36.67	43.11	8.915	623	97.49	360	357	3
2009-02	462	109,324,462.79	13.51	42.02	9.035	627	97.44	360	358	2
2009-07	1	144,073.75	0.02	45.41	8.550	602	95.00	360	351	9
2009-09	1	104,388.33	0.01	41.68	10.200	578	95.00	360	353	7
2009-10	1	87,629.90	0.01	43.43	12.150	538	95.00	360	354	6
2009-11	6	1,606,757.08	0.20	44.84	8.896	577	96.33	360	355	5
2009-12	35	8,197,811.17	1.01	42.00	8.866	628	95.57	360	356	4
2010-01	48	10,427,539.88	1.29	43.12	8.888	631	96.80	360	357	3
2010-02	14	3,500,536.96	0.43	43.11	8.504	642	96.99	360	358	2
2011-08	1	489,250.00	0.06	37.55	7.850	718	95.00	360	352	8
2011-09	2	248,787.74	0.03	41.77	9.660	612	95.00	360	353	7
2011-10	3	720,005.43	0.09	41.30	8.547	630	96.75	360	354	6
2011-11	16	5,485,170.37	0.68	48.69	8.190	608	96.84	360	355	5
2011-12	53	13,142,685.72	1.62	42.92	8.613	649	97.63	360	356	4
2012-01	74	22,192,163.13	2.74	41.33	8.088	645	97.01	360	357	3
2012-02	29	8,594,117.17	1.06	41.95	8.048	641	97.88	360	358	2
2022-01	1	98,671.94	0.01	33.31	10.150	609	95.00	360	357	3
Total:	3,348	$809,023,985.34	100.00%	43.12%	8.883%	623	97.37%	360	356	3

DESCRIPTION OF COLLATERAL
GROUP 2 MORTGAGE LOANS
Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$458,491,002.79	$49,911.06	$1,450,000.00
Number of Loans	1,491
Average Original Loan Balance	$307,780.53	$50,000.00	$1,450,000.00
Average Current Loan Balance	$307,505.70
(1) Weighted Average Combined Original LTV	97.85%	90.00%	100.00%
(1) Weighted Average Gross Coupon	8.717%	5.250%	12.570%
(1) (2) Weighted Average Gross Margin	5.845%	2.950%	10.180%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)	23	15	58
(1) Weighted Average Remaining Term to Maturity (months)	356	178	358
(1) (3) Weighted Average Credit Score	630	501	781
(1) Weighted Average reflected in Total.
(2) Adjustable Rate Mortgage Loans Only (3) 100.00% of the Mortgage Loans have Credit Scores.

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Adjustable	100.00%
	Fixed	0.00%

Interest Only Loans		34.59%
Balloon Loans		31.34%

Lien	First	100.00%
	Second	0.00%

Property Type	Single Family	64.59%
	PUD	23.17%
	Low Rise Condo	5.99%
	2-4 Family	5.53%
	High Rise Condo	0.43%
	Condo	0.29%

Occupancy Status	Owner Occupied	94.99%
	Non-Owner Occupied	4.49%
	Second Home	0.52%

Geographic Distribution	California	40.55%
	Texas	10.67%
	New York	6.65%
	Florida	5.21%
	Virginia	2.65%

Number of States	46
Largest Zip Code Concentration	92392	2.15%
Loans with Prepayment Penalties		82.67%

Group 2 Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.001% to 5.500%	1	$352,699.77	0.08%	59.02%	5.250%	607	100.00%	360	354	6
5.501% to 6.000%	12	4,835,612.46	1.05	49.95	5.860	675	99.24	360	357	3
6.001% to 6.500%	39	17,037,217.44	3.72	47.65	6.338	662	98.30	360	357	3
6.501% to 7.000%	64	30,114,800.97	6.57	46.84	6.800	649	97.73	360	356	4
7.001% to 7.500%	76	35,486,694.84	7.74	45.05	7.320	655	97.78	360	357	3
7.501% to 8.000%	124	55,945,689.41	12.20	45.24	7.839	645	97.61	360	356	4
8.001% to 8.500%	154	64,143,962.87	13.99	43.03	8.306	646	97.74	360	356	4
8.501% to 9.000%	222	75,808,571.21	16.53	43.77	8.791	629	98.18	360	357	3
9.001% to 9.500%	194	57,083,825.24	12.45	41.72	9.267	625	97.98	360	356	3
9.501% to 10.000%	223	51,980,638.78	11.34	40.51	9.779	617	97.87	360	357	3
10.001% to 10.500%	101	20,269,602.84	4.42	40.73	10.276	598	97.77	360	357	3
10.501% to 11.000%	106	19,617,222.97	4.28	39.19	10.734	591	97.48	360	357	3
11.001% to 11.500%	61	10,636,541.01	2.32	39.91	11.306	571	97.41	360	356	4
11.501% to 12.000%	98	13,323,670.40	2.91	39.98	11.785	559	97.17	360	356	4
12.001% to 12.500%	15	1,696,468.06	0.37	37.56	12.199	567	97.07	360	356	4
12.501% to 13.000%	1	157,784.52	0.03	32.72	12.570	573	98.64	360	356	4
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Combined LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
85.01% to 90.00%	1	$67,439.31	0.01%	17.18%	11.835%	622	90.00%	360	357	3
90.01% to 95.00%	658	187,377,809.05	40.87	43.02	8.824	612	94.80	360	356	4
95.01% to 100.00%	832	271,045,754.43	59.12	43.32	8.642	642	99.95	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Cut-off Date Principal Balance ($)
	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$25,000.01 to $50,000.00	6	$299,688.19	0.07%	32.70%	11.652%	593	95.19%	360	356	4
$50,000.01 to $75,000.00	41	2,560,651.36	0.56	37.03	11.296	610	95.96	360	356	4
$75,000.01 to $100,000.00	64	5,623,076.12	1.23	39.52	10.574	613	96.46	360	356	4
$100,000.01 to $125,000.00	105	11,910,348.43	2.60	35.71	10.212	593	96.84	358	355	3
$125,000.01 to $150,000.00	148	20,316,923.39	4.43	37.76	10.023	597	97.45	360	357	3
$150,000.01 to $175,000.00	135	22,024,642.64	4.80	38.70	9.821	598	97.65	360	357	3
$175,000.01 to $200,000.00	98	18,452,861.35	4.02	39.78	9.574	602	98.01	360	357	3
$200,000.01 to $225,000.00	79	16,780,574.96	3.66	39.93	9.422	612	97.80	360	357	3
$225,000.01 to $250,000.00	76	18,089,009.31	3.95	41.10	9.423	603	97.97	360	357	3
$250,000.01 to $275,000.00	76	19,897,057.93	4.34	39.66	9.236	610	98.39	360	357	3
$275,000.01 to $300,000.00	56	16,114,843.66	3.51	43.10	9.081	605	98.49	360	357	3
$300,000.01 to $325,000.00	50	15,644,699.23	3.41	42.27	8.601	631	98.32	360	357	3
$325,000.01 to $350,000.00	28	9,511,559.24	2.07	45.73	8.269	640	98.93	360	356	4
$350,000.01 to $375,000.00	40	14,495,383.85	3.16	45.70	8.297	644	99.13	360	356	4
$375,000.01 to $400,000.00	42	16,312,155.50	3.56	46.01	8.180	637	98.80	360	356	4
$400,000.01 to $425,000.00	36	14,939,441.82	3.26	43.20	8.142	644	99.16	360	356	4
$425,000.01 to $450,000.00	52	22,735,456.71	4.96	46.70	8.147	629	97.71	360	356	4
$450,000.01 to $475,000.00	59	27,370,090.84	5.97	44.64	8.248	629	96.91	360	356	4
$475,000.01 to $500,000.00	43	21,051,241.59	4.59	45.52	8.294	643	96.94	360	357	3
$500,000.01 to $525,000.00	44	22,597,177.71	4.93	43.92	8.342	638	96.99	360	356	4
$525,000.01 to $550,000.00	19	10,251,020.72	2.24	43.23	8.171	649	97.87	360	356	4
$550,000.01 to $575,000.00	24	13,511,677.13	2.95	46.50	7.922	646	97.76	360	357	3
$575,000.01 to $600,000.00	26	15,317,752.18	3.34	43.31	8.402	647	97.68	360	356	4
$600,000.01 to $625,000.00	24	14,708,640.12	3.21	45.34	8.097	650	97.22	360	356	4
$625,000.01 to $650,000.00	24	15,344,003.54	3.35	45.90	8.291	656	98.39	360	356	4
$650,000.01 to $675,000.00	21	13,961,123.59	3.05	45.78	8.007	638	98.48	360	356	4
$675,000.01 to $700,000.00	16	11,016,276.52	2.40	46.91	8.104	655	97.89	360	356	4
$700,000.01 to $725,000.00	12	8,541,322.66	1.86	40.61	8.513	646	98.35	360	357	3
$725,000.01 to $750,000.00	12	8,862,469.16	1.93	50.66	7.780	629	97.81	360	357	3
$750,000.01 to $775,000.00	4	3,063,266.82	0.67	46.41	7.939	652	97.53	360	357	3
$775,000.01 to $800,000.00	10	7,876,316.13	1.72	50.20	8.534	652	97.42	360	355	5
$800,000.01 or greater	21	19,310,250.39	4.21	42.30	8.554	677	98.04	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
180	1	$120,957.78	0.03%	30.11%	9.050%	599	95.00%	180	178	2
360	1,490	458,370,045.01	99.97	43.20	8.717	630	97.85	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
176 to 180	1	$120,957.78	0.03%	30.11%	9.050%	599	95.00%	180	178	2
351 to 355	188	66,950,883.58	14.60	45.94	8.369	622	97.74	360	355	5
356 to 360	1,302	391,419,161.43	85.37	42.73	8.776	631	97.87	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
751 to 800	15	$6,325,424.26	1.38%	43.43%	7.908%	764	98.71%	360	356	4
701 to 750	86	38,866,794.01	8.48	41.69	8.210	719	98.31	360	357	3
651 to 700	283	106,618,059.83	23.25	42.42	8.101	671	98.61	360	357	3
601 to 650	543	174,546,125.31	38.07	43.99	8.590	626	98.10	360	356	4
551 to 600	409	101,285,888.82	22.09	43.06	9.319	583	97.27	360	356	3
501 to 550	155	30,848,710.56	6.73	43.59	10.391	527	94.93	360	356	4
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	24	$8,771,240.59	1.91%	44.96%	8.706%	605	96.38%	360	357	3
AA	212	56,562,606.30	12.34	45.83	9.517	579	96.07	360	356	4
AA+	1,250	392,324,374.00	85.57	42.78	8.597	638	98.14	360	356	3
B	3	584,317.53	0.13	36.77	10.762	624	99.20	360	355	5
C	2	248,464.37	0.05	47.11	11.124	568	95.00	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	993	$296,126,753.46	64.59%	43.75%	8.619%	630	97.77%	360	356	4
PUD	345	106,245,968.58	23.17	41.88	9.030	615	98.12	360	357	3
Low Rise Condo	83	27,485,154.81	5.99	43.45	8.534	646	97.56	360	356	4
2-4 Family	59	25,349,803.63	5.53	42.45	8.698	666	97.90	360	357	3
High Rise Condo	6	1,975,079.04	0.43	35.19	8.873	679	96.41	360	357	3
Condo	5	1,308,243.27	0.29	44.76	9.434	610	99.47	360	356	4
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	1,392	$435,501,259.76	94.99%	43.33%	8.680%	628	97.95%	360	356	4
Non-Owner Occupied	95	20,585,288.48	4.49	40.00	9.485	660	95.73	360	357	3
Second Home	4	2,404,454.55	0.52	44.75	8.863	692	97.23	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	1,157	$315,197,561.92	68.75%	43.91%	8.867%	609	97.66%	360	356	4
Stated Income	319	137,169,314.57	29.92	41.64	8.368	676	98.26	360	357	3
Lite	10	4,561,595.12	0.99	40.96	8.516	654	98.96	360	356	4
No Documentation	5	1,562,531.18	0.34	0.00	9.633	720	95.00	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Purchase	1,140	$305,562,329.28	66.65%	41.80%	8.997%	628	98.44%	360	357	3
C/O Refi	307	132,743,063.27	28.95	45.85	8.164	635	96.67	360	356	4
R/T Refi	44	20,185,610.24	4.40	47.02	8.114	632	96.65	360	356	4
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2/28 ARM	713	$146,255,213.99	31.90%	39.91%	9.710%	605	97.28%	360	357	3
2/28 ARM Balloon	360	131,706,438.19	28.73	45.48	8.619	628	97.93	360	357	3
2/28 ARM with 5 yr IO	264	120,804,610.39	26.35	44.88	7.990	651	98.43	360	356	4
2/28 ARM with 10 yr IO	46	20,175,538.57	4.40	43.37	7.763	666	98.61	360	356	4
5/25 ARM with 5 yr IO	27	14,363,877.01	3.13	41.34	7.542	660	98.00	360	356	4
5/25 ARM Balloon	17	6,305,705.01	1.38	44.67	8.046	660	98.22	360	357	3
3/27 ARM Balloon	11	5,662,333.25	1.23	43.21	8.318	651	97.63	360	357	3
5/25 ARM	22	5,469,569.43	1.19	40.84	8.681	608	97.31	360	356	4
3/27 ARM	23	4,373,771.29	0.95	42.15	9.467	598	96.02	360	357	3
3/27 ARM with 5 yr IO	5	2,131,987.88	0.47	47.58	7.269	677	96.23	360	357	3
5/25 ARM with 10 yr IO	2	1,121,000.00	0.24	39.45	6.973	695	95.00	360	357	3
2/13 ARM	1	120,957.78	0.03	30.11	9.050	599	95.00	180	178	2
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	344	$158,597,013.85	34.59%	44.37%	7.904%	654	98.36%	360	356	4
Not Interest Only	1,147	299,893,988.94	65.41	42.57	9.147	617	97.57	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	246	$79,442,858.16	17.33%	42.93%	9.138%	639	97.72%	360	357	3
12	65	27,461,114.91	5.99	42.83	8.711	645	97.38	360	357	3
24	1,092	318,585,716.10	69.49	43.39	8.699	625	97.95	360	356	4
30	2	574,461.63	0.13	43.59	8.883	600	97.81	360	358	2
36	86	32,426,851.99	7.07	42.21	7.861	648	97.51	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	374	$185,934,492.40	40.55%	46.16%	7.862%	649	98.37%	360	356	4
Texas	275	48,900,204.39	10.67	39.04	10.153	574	97.32	360	356	3
New York	61	30,475,998.29	6.65	44.61	8.440	655	97.67	360	357	3
Florida	85	23,886,280.47	5.21	41.19	9.491	616	96.85	360	357	3
Virginia	36	12,154,172.59	2.65	44.55	9.273	606	96.76	360	357	3
Nevada	36	11,992,447.58	2.62	42.14	8.481	636	98.04	360	357	3
Arizona	32	11,110,999.18	2.42	42.92	9.096	635	98.55	360	357	3
New Jersey	24	10,551,555.60	2.30	41.87	9.438	645	96.99	360	357	3
Colorado	35	10,477,682.10	2.29	38.65	8.223	638	98.87	360	357	3
Georgia	43	9,464,245.17	2.06	41.11	9.542	623	98.23	360	357	3
Ohio	48	8,060,104.59	1.76	41.97	9.313	606	97.78	360	357	3
Illinois	27	8,054,616.46	1.76	43.32	9.062	604	96.46	360	357	3
Washington	22	7,882,393.79	1.72	35.59	8.623	660	97.61	360	356	4
North Carolina	30	6,288,450.04	1.37	42.62	9.625	595	97.32	360	357	3
Michigan	44	6,267,698.95	1.37	38.15	9.763	615	97.81	360	356	4
Massachusetts	19	6,085,036.10	1.33	43.86	8.917	632	97.50	360	356	4
South Carolina	19	4,561,224.76	0.99	40.96	9.630	603	97.22	360	356	4
Tennessee	26	4,462,077.48	0.97	44.31	9.290	614	97.81	360	357	3
Indiana	29	4,456,565.54	0.97	34.95	9.561	621	99.12	360	356	4
Utah	18	4,389,591.71	0.96	39.87	9.161	627	97.04	360	357	3
Pennsylvania	23	3,992,263.66	0.87	38.02	9.995	605	96.88	360	357	3
Missouri	23	3,686,734.53	0.80	38.56	9.413	620	98.04	360	357	3
Maryland	14	3,652,976.06	0.80	44.91	9.360	603	97.63	360	357	3
Hawaii	6	3,609,660.41	0.79	46.39	8.355	622	97.82	360	357	3
Oregon	8	3,587,333.22	0.78	40.38	8.472	629	96.30	360	357	3
Oklahoma	19	3,295,691.36	0.72	37.90	9.951	594	96.69	360	356	4
Connecticut	12	3,279,965.14	0.72	41.12	9.389	627	95.67	360	357	3
Louisiana	18	2,870,344.66	0.63	40.31	9.689	607	97.44	360	357	3
Alabama	17	2,266,729.25	0.49	38.33	9.968	598	97.78	360	357	3
Wisconsin	9	1,251,132.43	0.27	41.44	9.671	673	98.07	360	357	3
Mississippi	5	1,197,998.09	0.26	38.89	9.525	608	97.95	360	356	4
Rhode Island	4	1,165,219.23	0.25	46.10	8.716	659	98.70	360	355	5
Kentucky	9	1,156,737.29	0.25	42.47	9.791	622	97.72	360	357	3
Kansas	7	1,114,399.63	0.24	33.19	9.684	616	97.54	360	357	3
Arkansas	6	1,022,798.62	0.22	40.17	10.677	556	97.06	360	357	3
Maine	5	997,201.67	0.22	41.52	8.951	675	97.73	360	355	5
Delaware	4	993,019.09	0.22	41.43	8.908	586	95.00	360	357	3
Minnesota	2	932,018.61	0.20	47.16	9.664	592	96.44	360	356	4
Iowa	6	671,594.07	0.15	45.14	8.827	640	98.51	360	356	4
Vermont	2	639,367.52	0.14	26.58	7.391	662	98.31	360	357	3
Idaho	3	584,487.83	0.13	38.75	9.312	598	97.01	360	356	4
New Hampshire	1	259,416.62	0.06	25.03	9.690	681	100.00	360	356	4
Wyoming	1	257,769.34	0.06	39.03	9.810	577	100.00	360	357	3
Alaska	1	238,841.53	0.05	44.64	8.910	622	100.00	360	357	3
South Dakota	2	211,556.07	0.05	47.24	8.483	616	100.00	360	357	3
North Dakota	1	99,909.67	0.02	52.78	7.850	585	90.83	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3
Group 2 Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.501% to 3.000%	3	$319,199.24	0.07%	34.09%	12.365%	609	95.74%	360	357	3
4.501% to 5.000%	4	748,173.95	0.16	47.04	10.621	550	96.32	360	357	3
5.001% to 5.500%	7	2,517,480.03	0.55	46.26	7.633	643	97.26	360	356	4
5.501% to 6.000%	1,334	410,105,971.24	89.45	42.97	8.688	632	97.94	360	357	3
6.001% to 6.500%	120	37,920,353.98	8.27	44.81	8.947	610	96.99	360	356	4
6.501% to 7.000%	16	5,027,214.46	1.10	45.57	9.014	620	98.45	360	356	4
7.001% to 7.500%	3	809,193.29	0.18	49.38	9.712	658	95.00	360	355	5
7.501% to 8.000%	2	625,590.57	0.14	47.79	9.339	531	96.21	360	356	4
8.001% to 8.500%	1	275,500.00	0.06	52.94	9.800	634	95.00	360	356	4
10.001% to 10.500%	1	142,326.03	0.03	0.00	10.430	607	95.00	360	357	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
3.000%	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
10.501% to 11.000%	1	$743,949.58	0.16%	52.52%	7.600%	594	95.00%	360	355	5
11.001% to 11.500%	2	502,547.41	0.11	57.70	6.204	605	97.79	360	355	5
11.501% to 12.000%	12	4,835,612.46	1.05	49.95	5.860	675	99.24	360	357	3
12.001% to 12.500%	40	17,239,138.21	3.76	47.60	6.372	662	98.32	360	357	3
12.501% to 13.000%	64	30,114,800.97	6.57	46.84	6.800	649	97.73	360	356	4
13.001% to 13.500%	76	35,486,694.84	7.74	45.05	7.320	655	97.78	360	357	3
13.501% to 14.000%	123	54,258,948.06	11.83	44.94	7.847	645	97.64	360	356	4
14.001% to 14.500%	152	63,476,115.23	13.84	42.96	8.306	647	97.78	360	356	4
14.501% to 15.000%	223	76,350,569.65	16.65	43.88	8.780	629	98.19	360	357	3
15.001% to 15.500%	193	56,926,174.49	12.42	41.69	9.259	626	97.97	360	356	3
15.501% to 16.000%	224	52,502,382.49	11.45	40.61	9.768	618	97.84	360	357	3
16.001% to 16.500%	102	20,743,332.82	4.52	40.96	10.251	596	97.71	360	357	3
16.501% to 17.000%	104	19,496,272.59	4.25	39.23	10.734	591	97.50	360	357	3
17.001% to 17.500%	61	10,636,541.01	2.32	39.91	11.306	571	97.41	360	356	4
17.501% to 18.000%	98	13,323,670.40	2.91	39.98	11.785	559	97.17	360	356	4
18.001% to 18.500%	15	1,696,468.06	0.37	37.56	12.199	567	97.07	360	356	4
18.501% to 19.000%	1	157,784.52	0.03	32.72	12.570	573	98.64	360	356	4
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.501% to 3.000%	3	$319,199.24	0.07%	34.09%	12.365%	609	95.74%	360	357	3
4.501% to 5.000%	4	748,173.95	0.16	47.04	10.621	550	96.32	360	357	3
5.001% to 5.500%	6	2,052,480.03	0.45	46.09	7.915	641	98.01	360	357	3
5.501% to 6.000%	1,093	326,930,910.12	71.31	42.61	8.754	634	97.96	360	357	3
6.001% to 6.500%	91	30,098,289.50	6.56	45.10	8.609	614	97.09	360	357	3
6.501% to 7.000%	35	13,781,173.86	3.01	46.82	7.433	639	98.63	360	356	4
7.001% to 7.500%	20	9,259,526.28	2.02	49.15	7.505	644	98.13	360	355	5
7.501% to 8.000%	37	17,437,768.45	3.80	45.58	7.844	642	97.70	360	355	5
8.001% to 8.500%	31	14,933,501.64	3.26	41.68	8.309	643	97.26	360	355	5
8.501% to 9.000%	35	13,672,205.91	2.98	46.77	8.790	621	97.80	360	355	5
9.001% to 9.500%	34	9,844,901.59	2.15	42.04	9.199	609	98.20	360	355	5
9.501% to 10.000%	35	7,902,123.02	1.72	39.38	9.775	610	97.95	360	355	5
10.001% to 10.500%	15	3,625,938.90	0.79	44.79	10.295	569	97.05	360	356	4
10.501% to 11.000%	15	2,753,862.79	0.60	44.31	10.814	558	96.04	360	355	5
11.001% to 11.500%	9	2,043,999.11	0.45	44.27	11.201	534	94.87	360	355	5
11.501% to 12.000%	23	2,593,568.33	0.57	38.84	11.773	548	96.44	360	355	5
12.001% to 12.500%	5	493,380.07	0.11	33.25	12.190	533	95.24	360	355	5
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3

Group 2 Next Rate Adjustment Date - (Adjustable Loans Only)
	Number		Percent				W.A.	W.A.	W.A.
Month	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
of Next Interest	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2008-07	1	$434,390.51	0.09%	54.93%	8.650%	547	95.00%	360	351	9
2008-08	2	856,416.40	0.19	54.56	8.556	630	95.00	360	352	8
2008-09	11	3,525,101.71	0.77	52.05	8.213	610	97.49	360	353	7
2008-10	27	10,333,052.30	2.25	44.70	8.602	662	98.52	360	354	6
2008-11	134	47,067,618.95	10.27	45.29	8.357	616	97.86	360	355	5
2008-12	440	123,543,549.45	26.95	42.41	8.857	626	97.86	360	356	4
2009-01	558	170,133,010.34	37.11	43.43	8.814	628	97.89	360	357	3
2009-02	211	63,169,619.26	13.78	41.98	8.900	639	97.90	360	358	2
2009-10	1	87,629.90	0.02	43.43	12.150	538	95.00	360	354	6
2009-11	2	903,035.34	0.20	45.27	8.488	550	95.00	360	355	5
2009-12	13	4,092,928.01	0.89	40.86	8.483	649	95.97	360	356	4
2010-01	17	4,977,666.46	1.09	44.88	8.630	642	98.00	360	357	3
2010-02	6	2,106,832.71	0.46	45.43	8.353	642	96.45	360	358	2
2011-08	1	489,250.00	0.11	37.55	7.850	718	95.00	360	352	8
2011-09	1	94,887.77	0.02	21.72	10.000	643	95.00	360	353	7
2011-10	2	468,005.43	0.10	41.58	8.358	615	95.00	360	354	6
2011-11	7	3,107,555.27	0.68	50.30	7.515	617	96.94	360	355	5
2011-12	17	7,032,424.58	1.53	40.76	8.064	674	98.53	360	356	4
2012-01	28	11,223,999.27	2.45	40.14	7.814	648	97.47	360	357	3
2012-02	12	4,844,029.13	1.06	43.31	7.823	643	98.60	360	358	2
Total:	1,491	$458,491,002.79	100.00%	43.19%	8.717%	630	97.85%	360	356	3